UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

FORT LAUDERDALE DIVISION

www.flsb.uscourts.gov

SMF ENERGY CORPORATION		Case No. 12-19084-BKC-RBR
H&W PETROLEUM COMPANY, INC.		Case No. 12-19085-BKC-RBR
SMF SERVICES, INC.		Case No. 12-19086-BKC-RBR
STREICHER REALTY, INC.,		Case No. 12-19087-BKC-RBR

(Jointly Administered Under
Debtors.		Case No. 12-19084-BKC-RBR)

/

 DEBTORS’ AMENDED JOINT PLAN OF LIQUIDATION

Dated: October 16, 2012

GENOVESE JOBLOVE & BATTISTA, P.A.
Paul J. Battista, Esq.
Mariaelena Gayo-Guitian, Esq.
Heather L. Harmon, Esq.
Miami Tower
100 SE 2nd Street, 44th Floor
Miami, FL 33131
Tel: (305) 349-2300
Fax: (305) 349-2310

Counsel for the Debtors and Debtors-in-
Possession

Exhibit A – Liquidating Trust Agreement

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INTRODUCTION

SMF Energy Corporation, H&W Petroleum Company, Inc., SMF Services, Inc. and Streicher Realty, Inc., as jointly administered debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors” or the “Company”) hereby propose their Amended Joint Plan of Liquidation (the “Plan”) pursuant to Section 1121 of the United States Bankruptcy Code. The Debtors, as proponents of the Plan, request Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code. Unless otherwise defined, capitalized terms used in the Plan shall have the meanings ascribed to such terms in Article I of the Plan

Reference is made to the First Amended Disclosure Statement (the “Disclosure Statement”) accompanying this Plan for a discussion of, among other things, the major events of these Chapter 11 Cases, treatment of Claims against and Interests in the Estates, preservation of Litigation Claims, risk factors, liquidation analysis, tax implications, alternatives to the Plan, a summary and analysis of this Plan and certain related matters.

Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the Holder of a Claim or Interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims and Interests. [The Disclosure Statement was approved by the Bankruptcy Court in the Disclosure Statement Approval Order, and has been distributed simultaneously with the Plan to all Holders of Claims and Interests whose votes are being solicited.] No materials, other than the Plan and the accompanying Disclosure Statement, Disclosure Statement Approval Order, the Ballot and the Solicitation Order, have been approved by the Debtors or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

IN THE OPINION OF THE DEBTORS, THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN CONTEMPLATES A GREATER RECOVERY THAN THAT WHICH IS LIKELY TO BE ACHIEVED UNDER OTHER ALTERNATIVES FOR THE REORGANIZATION OR LIQUIDATION OF THE DEBTORS. ACCORDINGLY, THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF INTERESTS, AND THE DEBTORS RECOMMEND THAT CREDITORS AND HOLDERS OF INTERESTS VOTE TO ACCEPT THE PLAN.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNLESS OTHERWISE STATED, ALL STATEMENTS IN THE PLAN AND IN THE ACCOMPANYING DISCLOSURE STATEMENT CONCERNING THE HISTORY OF THE DEBTORS’ BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

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ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3018 AND IN THIS PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THIS PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I

DEFINITIONS

A.           Scope of Definitions.    For purposes of this Plan and to the extent not otherwise provided herein, the terms below shall have the respective meanings hereinafter set forth and designated with the initial letter of each word being capitalized and, unless otherwise indicated, the singular shall include the plural, the plural shall include the singular and capitalized terms shall refer to the terms as defined in this Article.

1.          “Ad Hoc 503(b)(9) Committee” shall mean the Ad Hoc Committee of 503(b)(9) Creditors.

2.           “Administrative Claim” shall mean a Claim against the Estates of the Debtors allowed by order of the Bankruptcy Court pursuant to Section 503(b) and entitled to priority under Section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation: (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors’ Estates and of operating the business of the Debtors; (ii) any payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to Section 365 of the Bankruptcy Code, (iii) any post-Petition Date cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, (iv) compensation or reimbursement of expenses of Professionals to the extent allowed by the Bankruptcy Court under Section 330(a) or Section 331 of the Bankruptcy Code, (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court, including Administrative Vendor Claims and Claims under Section 546(c)(2)(A) of the Bankruptcy Code, and (vi) all fees and charges assessed against the Debtors’ Estates pursuant to 28 U.S.C. §1930(a).

3.           “Administrative Claims Bar Date” shall mean August 10, 2012, the date established by Final Order of the Bankruptcy Court as the last date to request payment of Administrative Claims, other than with respect to (a) Claims of Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including any compensation requested by any professional or any other Person for making a substantial contribution in the Chapter 11 Cases), and (b) liabilities incurred by the Debtors other than in the ordinary course of business after the Administrative Claims Bar Date but before the Effective Date. Unless otherwise ordered by the Bankuptcy Court, any Holder of an Administrative Claim (including a Holder of a Claim for Postpetition federal, state or local taxes) that does not file an application, motion, request or other Bankruptcy Court-approved pleading by the Administrative Claim Bar Date shall be forever barred, estopped and enjoined from ever asserting such Administrative Claim against the Debtors, the Estate, the Liquidating Trust, or any of their respective Assets, and such Holder shall not be entitled to participate in any Distribution under the Plan on account of any such Administrative Claim.

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4.            “Administrative Vendor Claim” shall mean an Administrative Claim asserted under 11 U.S.C. § 503(b)(9) exclusively.

5.            “Allowed Administrative Claim” shall mean all or that portion of an Administrative Claim which has been allowed by a Final Order of the Bankruptcy Court. In no event shall any Claim set out in a Proof of Claim or any application, motion, request or other Bankruptcy Court approved pleading be deemed to be an Allowed Administrative Claim without further order of the Bankruptcy Court.

6.            “Allowed Administrative Vendor Claim” shall mean all or that portion of an Administrative Vendor Claim which has been allowed by a Final Order of the Bankruptcy Court. In no event shall any Claim set out in a Proof of Claim or any application, motion, request or other Bankruptcy Court approved pleading be deemed to be an Allowed Administrative Vendor Claim without further order of the Bankruptcy Court.

7.            “Allowed Claim” shall mean a Claim: (a) (i) proof of which was timely and properly filed on or before the Bar Date or the Administrative Claims Bar Date, as applicable, (ii) proof of which was deemed filed pursuant to Section 1111(a) of the Bankruptcy Code, or (iii) if no such proof was filed or deemed filed, such Claim has been or hereafter is listed by the Debtors on their Schedules filed under Section 521(1) of the Bankruptcy Code as liquidated in amount and not disputed or contingent and, in any case, as to which (A) no objection to the allowance thereof has been or is interposed, or (B) any such objection has been settled, withdrawn or determined by a Final Order, (b) based on an application of a Professional under Section 330, Section 331, or Section 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases, to the extent such application is approved by a Final Order; or (c) expressly allowed under this Plan or the Confirmation Order. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Claim” shall not include interest on such Claim for the period from and after the Petition Date.

8.            “Allowed Interest” shall mean an Interest which has been allowed by a Final Order of the Bankruptcy Court.

9.            “Allowed Priority Claim” shall mean a Priority Claim which has been allowed by a Final Order of the Bankruptcy Court.

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10.            “Allowed Secured Claim” shall mean a Secured Claim which has been allowed by a Final Order of the Bankruptcy Court.

11.            “Allowed Unsecured Claim” shall mean an Unsecured Claim which has been allowed by a Final Order of the Bankruptcy Court.

12.            “Assets” shall mean all property of the Estates under Section 541 of the Bankruptcy Code, including, without limitation, all legal or equitable interests of the Debtors in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures equipment, work in process, accounts, chattel paper, Cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Litigation Claims, stock, and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.

13.            “Available Cash” shall mean the amount of Cash on deposit in the Debtors’ debtor-in-possession bank accounts on the Effective Date to be available for Distribution to Holders of Allowed Administrative Claims, Allowed Administrative Vendor Claims, Professional Fees, Allowed Priority Tax Claims, Allowed Class 1 Priority Claims, Allowed Class 4 Convenience Claims, U.S. Trustee fees and Allowed Unsecured Claims in an amount determined by the Debtors in the exercise of their reasonable business judgment after accounting for reserves determined to be appropriate by the Debtors, including for Post Confirmation Administrative Claims, and those amounts reserved for Distributions on Disputed Claims in the Disputed Claims Fund. After payment of all such Allowed Claims, the balance of Available Cash will be transferred to and vest in the Liquidating Trust.

14.            “Ballot” shall mean the ballot accompanying the Disclosure Statement upon which Holders of impaired Claims entitled to vote on this Plan shall indicate their acceptance or rejection of this Plan in accordance with the instructions regarding voting.

15.            “Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et. seq., in effect as of the Petition Date, together with all amendments and modifications thereto to the extent applicable to these Chapter 11 Cases.

16.            “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Florida, or such other court as may hereafter have jurisdiction over this proceeding.

17.            “Bankruptcy Rules” shall mean (a) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under Section 2075 of title 28 of the United States Code, (b) the Federal Rules of Civil Procedure, as amended and promulgated under Section 2072 of title 28 of the United States Code, (c) the Local Rules of the United States Bankruptcy Court for the Southern District of Florida, and (d) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto to the extent applicable to these Chapter 11 Cases or proceedings herein, as the case may be.

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18.            “Bar Date” shall mean August 21, 2012, the last date for creditors and Holders of Interests to file proofs of Claims or Interests in these Chapter 11 Cases, excluding (a) a Prepetition Claim of a Governmental Unit, for which a Proof of Claim must be filed with the Bankruptcy Court by the Governmental Unit Bar Date, (b) an Administrative Claim, for which a request for payment of an Administrative Claim must be filed with the Bankruptcy Court by the Administrative Claim Bar Date, (c) a Claim for which a bar date may have been otherwise established by a Final Order of the Bankruptcy Court, for which a Proof of Claim must be filed with the Bankruptcy Court by the date set forth in such Final Order, and (d) a Claim with respect to an executory contract or unexpired lease that is assumed or rejected pursuant to the Plan (as to which the bar date shall be as set forth in this Plan) or a Final Order of the Bankruptcy Court (as to which the bar date shall be as set forth in such Final Order.

19.            “Business Day” shall mean any other day other than a Saturday, Sunday, or legal holiday as such term is defined in Bankruptcy Rule 9006(a).

20.            “Cash” shall mean money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of the United States of America and its equivalents.

21.            “Cash Collateral Order” shall mean that certain Amended Final Order on Debtors' Motion for an Order Authorizing the Use of Cash Collateral entered by the Bankruptcy Court on June 7, 2012 [D.E. #231], together with all previous orders of the Bankruptcy Court referred to therein.

22.            “Chapter 11 Cases” shall mean the proceedings under Chapter 11 of the Bankruptcy Code for the reorganization or liquidation of the Debtors, which were commenced in the Bankruptcy Court on the Petition Date under case numbers 12-19084-BKC-RBR through 12-19087-BKC-RBR.

23.            “Claim” shall mean any claim, as that term is defined in Section 101(5) of the Bankruptcy Code, including, without limitation, any claim of right to payment, liquidated, unliquidated, contingent, matured, unmatured, disputed or undisputed, legal, equitable, secured or unsecured.

24.            “Claimant” shall mean any Person who asserts a Claim in these Chapter 11 Cases.

25.            “Claim Objection Deadline” shall mean the date set by order of the Bankruptcy Court (without notice or hearing) for objecting to Claims against the Debtors’ Estates.

26.            “Class or Classes” shall mean each class or classes of creditors or Holders of Interests classified under the Plan pursuant to Section 1122 of the Bankruptcy Code.

27.            “Collected Cash Accounts” shall mean those certain bank accounts maintained by the Liquidating Trust from and after the Effective Date, (i) into which (A) all Cash remaining in the Debtors’ Estates as of the Effective Date after accounting for payment of all Allowed Claims required to be paid on the Effective Date by the Debtors under the Plan shall be deposited, and (B) all proceeds from the liquidation of the Liquidating Trust Assets, from and after the Effective Date shall be deposited, and (ii) from which the Liquidating Trust shall make Distributions required under the Plan and otherwise to satisfy the obligations of the Liquidating Trust under the Plan.

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28.            “Committees” shall mean, collectively, the Unsecured Creditors’ Committee and the Ad Hoc 503(b)(9) Committee.

29.            “Confirmation” shall mean the entry of an order of the Bankruptcy Court confirming the Plan in accordance with Section 1129 of the Bankruptcy Code.

30.            “Confirmation Date” shall mean the date on which the Confirmation Order is entered on the computerized docket maintained by the clerk of the Bankruptcy Court.

31.            “Confirmation Hearing” shall mean the hearing conducted by the Bankruptcy Court under Section 1128 of the Bankruptcy Code wherein the Bankruptcy Court shall consider confirmation of this Plan, in accordance with Section 1129 of the Bankruptcy Code, as the same may be continued from time to time.

32.            “Confirmation Order” shall mean the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

33.            “Convenience Claim” means any Unsecured Claim (a) in an amount equal to or less than $1,000 or (b) with respect to which the Person holding such Unsecured Claim has made the Convenience Class Election.

34.            “Convenience Class Election” means the election by a Person holding an Unsecured Claim to reduce its Allowed Claim, in its entirety, to $1,000, and to thereby receive the treatment provided for in Class 4 of this Plan. The Convenience Class Election may be made by submitting a properly completed ballot to the Debtor on or before the Voting Deadline.

35.            “Debtors” shall mean, collectively, SMF Energy Corporation, H&W Petroleum Company, Inc., SMF Services, Inc. and Streicher Realty, Inc.

36.            “Disclosure Statement” shall mean the First Amended Disclosure Statement and exhibits thereto that relate to this Plan and prepared pursuant to Section 1125 of the Bankruptcy Code, as amended, modified or supplemented from time to time, which has been approved by the Bankruptcy Court and which is distributed to Holders of Claims and Interests with this Plan.

37.            “Disclosure Statement Approval Order” shall mean that certain order of the Bankruptcy Court, dated October 22, 2012 [DE 565] approving, among other things, the Disclosure Statement as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, and setting various deadlines in connection with Confirmation of the Plan.

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38.            “Disputed Claim” shall mean all Claims: (a) which are listed in the Schedules as disputed, contingent or unliquidated, or (b) as to which (i) a proof of Claim has been filed, (ii) an objection, or request for estimation, has been timely filed (and not withdrawn) by any party in interest, and (iii) no Final Order has been entered thereon. In the event that any part of a Claim is disputed, such Claim in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under this Plan unless a Final Order has been entered allowing such Claim. Without limiting any of the above, a Claim that is the subject of a pending objection, motion, complaint, counterclaim, setoff, avoidance action, Litigation Claim or other defense, or any other proceeding seeking to disallow, subordinate or estimate such Claim, shall be deemed to constitute a Disputed Claim. In addition to the foregoing, a Disputed Claim shall also mean a Claim that is not an Allowed Claim, whether or not an objection has been or may be timely filed, if (a) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (b) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (c) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (d) no corresponding Claim has been scheduled in the Schedules, or (e) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof. "Disputed" when used as an adjective herein (such as Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Priority Claim, Disputed Secured Claim, and Disputed Unsecured Claim) has a corresponding meaning.

39.            “Disputed Claims Fund” shall mean the reserve created and established by the Liquidating Trustee on the books and records of the Liquidating Trust in accordance with the provisions of this Plan for the purposes of accounting for Distributions to Holders of Disputed Claims in the Estates pending the determination and allowance, if applicable, thereof by Final Order of the Bankruptcy Court. Any unused amounts accounted for in the Disputed Claims Fund shall become Cash under the Liquidating Trust, including for purposes of making Distributions to Holders of Allowed Unsecured Claims and Allowed Interests in accordance with the terms of the Liquidating Trust and this Plan.

40.            “Distribution” shall mean each distribution of Cash to Holders of Allowed Claims (including to the Disputed Claims Fund) and if applicable Holders of Allowed Interests pursuant to and under the terms of this Plan by the Debtors and/or the Liquidating Trustee, as applicable, on each Distribution Date.

41.            “Distribution Date” shall mean: (i) the Effective Date of the Plan (or promptly thereafter) on which date the Debtors shall pay all Allowed Claims required to be paid on the Effective Date by the Debtors under the Plan, (ii) with respect to each Distribution pursuant to the Plan by the Liquidating Trustee, on the date or dates when there is sufficient Cash, in the Liquidating Trustee’s discretion, in the Collected Cash Accounts to make a meaningful distribution to Holders of Allowed Claims under this Plan, provided that with respect to Disputed Claims, the initial Distribution thereon shall be made to the Disputed Claims Fund, provided however, that no Distribution shall be made unless Cash exists in excess of any reserves determined to be appropriate by the Liquidating Trustee, including for Post Confirmation Administrative Claims, and those amounts reserved for Distributions on Disputed Claims in the Disputed Claims Fund.

42.            “ECC” shall mean Ehrenstein Charbonneau Calderin, the Bankruptcy Court approved counsel for the Unsecured Creditors Committee.

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43.            “Effective Date” shall mean the date which is fourteen (14) days after the date the Confirmation Order is entered on the Bankruptcy Court’s computerized docket by the clerk of the Bankruptcy Court, or the first Business Day thereafter.

44.            “Effective Date Notice" has the meaning ascribed to such term in Article 15 of the Plan.

45.            “Estate” or “Estates” shall mean collectively the estates created in the Chapter 11 Cases for each of the Debtors pursuant to Section 541 of the Bankruptcy Code.

46.            “Executory Contracts” shall mean all contracts, oral or written, to which the Debtors are a party and which are executory within the meaning of Section 365 of the Bankruptcy Code.

47.            “Final Decree” means the final decree for each of the Chapter 11 Cases entered by the Bankruptcy Court pursuant to Bankruptcy Rule 3022.

48.            “Final Order” shall mean an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and: (i) as to which the time to appeal or seek reconsideration or rehearing thereof has expired; (ii) in the event of a motion for reconsideration or rehearing is filed, such motion shall have been denied by an order or judgment of the Bankruptcy Court; or (iii) in the event an appeal is filed and pending, a stay pending appeal has not been entered, provided however that with respect to an order or judgment of the Bankruptcy Court allowing or disallowing a Claim, such order or judgment shall have become final and non-appealable. Provided further that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

49.            “GJB” shall mean Genovese Joblove & Battista, P.A., the Debtors’ Bankruptcy Court-approved general bankruptcy counsel.

50.            “Governmental Unit" has the meaning ascribed to such term in Section 101(27) of the Bankruptcy Code.

51.            “Governmental Unit Bar Date” means October 12, 2012, the date established by Section 502(a)(9) of the Bankruptcy Code as the last day for a Governmental Unit to file a Proof of Claim against the Debtors in these Chapter 11 Cases.

52.            "Holder" means (a) as to any Claim, (i) the owner or Holder of such Claim as such is reflected on the Proof of Claim filed with respect to such Claim, or (ii) if no Proof of Claim has been filed with respect to such Claim, the owner or Holder of such Claim as such is reflected on the Schedules or the books and records of the Debtors or as otherwise determined by order of the Bankruptcy Court, or (iii) if the owner or Holder of such Claim has assigned or transferred the Claim to a third party and the Debtors or Liquidating Trustee, as the case may be, have received sufficient written evidence of such assignment or transfer, such third party assignee or transferee; and (b) as to any Equity Interest, the record owner or Holder of such Equity Interest as of the Effective Date.

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53.            “Impairment” or “Impaired” shall have the meaning under Section 1124 of the Bankruptcy Code.

54.            “Insider” shall have the meaning set forth in Section 101(31) of the Bankruptcy Code.

55.            “Intercompany Claim” shall mean any Claim held by one Debtor against another Debtor arising at any time before the Effective Date.

56.            “Interest” shall mean any “equity security” interest in the Debtors, as the term is defined in Section 101(16) of the Bankruptcy Code, exclusive of any such interests held in treasury by the Debtors, which Interests are identified in the Schedules filed by the Debtors in these Chapter 11 Cases and/or registered in the stock registers maintained by or on behalf of the Debtors, and as to which Interest no objection has been made or which Interest has been allowed by a Final Order.

57.            “Kapila” shall mean Soneet R. Kapila, the Debtors’ Bankruptcy Court-approved chief restructuring officer.

58.            “Lien” shall mean any valid and undisputed mortgage, lien, charge, security interest, encumbrance or other security device of any kind affecting any Asset of the Debtors or the Estates.

59.            “Liquidating Trust” shall mean that certain irrevocable trust created and established pursuant to the Plan for the benefit of Holders of Allowed Claims and Allowed Interests in the Estates, into which the Liquidating Trust Assets shall be transferred to and vested in on the Effective Date for all purposes under the Plan.

60.            “Liquidating Trust Agreement” shall mean that certain Liquidating Trust Agreement which sets forth the terms and conditions of the Liquidating Trust, as well as the duties and responsibilities of the Liquidating Trustee, which agreement is substantially in the form attached as Exhibit A hereto.

61.            “Liquidating Trustee” shall mean Soneet R. Kapila.

62.            “Liquidating Trust Assets” shall mean all Assets of the Estates on the Effective Date, which Assets are proposed to be transferred to and vested in the Liquidating Trust under and in accordance with the terms of the Plan on the Effective Date.

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63.            “Litigation Claims” shall mean any and all claims, choses in action, causes of action suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payments and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether assertable directly or derivatively, in law, equity or otherwise, which are owned or held by, or have accrued to, any or all of the Debtors or the Estates, whether arising before or after the Petition Date, including without limitation, those which are: (i) property of any or all of the Estates of the Debtors under and pursuant to Section 541 of the Bankruptcy Code; (ii) for subrogation and contribution; (iii) for turnover; (iv) for avoidable transfers and preferences under and pursuant to Sections 542 through 550 and 553 of the Bankruptcy Code and applicable state law; (v) to determine the extent, validity and priority of liens and encumbrances; (vi) for surcharge under Section 506(c) of the Bankruptcy Code; (vii) for subordination under Section 510 of the Bankruptcy Code; (viii) related to federal or state securities laws; (ix) direct or derivative claims or causes of action of any type or kind; (x) for professional malpractice against professionals employed by the Debtors; (xi) against any and all current and/or former officers and directors of the Debtors, including, without limitation, claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, breach of contract, fraud, fraudulent transfer, improper dividends or any claims arising out of any other action, inaction, conduct or misconduct by or on behalf of same; (xii) under and pursuant to any policies of insurance maintained by the Debtors, including without limitation, the directors’ and officers’ liability insurance policy; (xiii) for theft of corporate opportunity; (xiv) for collection on accounts, accounts receivables, loans, notes receivables or other rights to payment; (xv) for the right to seek a determination by the Bankruptcy Court of any tax, fine or penalty relating to a tax, or any addition to a tax, under Section 505 of the Bankruptcy Code; (xvi) which arise under or as a result of any section of the Bankruptcy Code, including Section 362; (xvii) for lender liability against any lender of the Debtors, including but not limited to claims against any such lender for exerting excessive or unreasonable control over the Debtors, for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, for any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, or any cause of action or defense based on the negligence of such lender, for any “lender liability” theories, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, fraudulent conveyance, or any claim for wrongfully taking any action in connection with the foregoing; and (xviii) to the extent not otherwise set forth above,all causes of action identified or described in the Disclosure Statement.

64.            “Monthly Operating Reports” shall mean the monthly financial reports filed by the Debtors during these Chapter 11 Cases.

65.            “Noticing Agent” shall mean Trustee Services, Inc., who was approved by the Bankruptcy Court by Order, dated April 19, 2012 [DE #39].

66.            “Objection” shall mean any objection, application, motion, complaint or any other legal proceeding, including, with respect to the terms of this Plan, seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Interest other than an Allowed Claim or an Allowed Interest.

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67.            “Oversight Committee” shall mean that certain committee of creditors established on the Effective Date pursuant to the terms of Article VI of the Plan, which Oversight Committee shall have the powers and duties set forth in Article VI of the Plan

68.           “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

69.            “Petition Date” shall mean April 15, 2012.

70.            “Plan” shall mean this amended plan of liquidation in its entirety, together with all addenda, exhibits and schedules in its present form or as it may be modified, amended or supplemented from time to time.

71.           “Post-Confirmation Administrative Claim” shall mean a Claim for services rendered or expenses incurred after the Effective Date in connection with these Chapter 11 Cases by the Liquidating Trust and/or the Post Confirmation Professionals.

72.            “Post Confirmation Professionals” shall mean those professionals engaged by the Liquidating Trust from and after the Effective Date.

73.            “Postpetition" means arising or accruing on or after the Petition Date and before the Effective Date.

74.           “Potential D&O Claims” shall mean those Litigation Claims of the Debtors and the Debtors’ Estates against former or current directors and/or officers of the Debtors, including for breach of fiduciary duty, breach of employment agreements, avoidance of fraudulent transfers or improper dividends.

75.            “Priority Claim” shall mean a Claim entitled to priority under Section 507(a)(3)-(7) and (9) of the Bankruptcy Code.

76.           “Priority Tax Claim” shall mean a Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

77.           “Professionals” shall mean a Person (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with Section 327, 328 or 1103 or otherwise of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330, 331 and 363 of the Bankruptcy Code, which Professionals shall include Soneet R. Kapila, as the Debtors’ chief restructuring officer, and Kapila & Company, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

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78.            “Proof of Claim" means a proof of claim filed with the Bankruptcy Court through the Noticing Agent with respect to a Claim against one of more of the Debtors pursuant to Bankruptcy Rule 3001, 3002 or 3003.

79.            “Rejection Claim” shall mean a Claim arising under Section 502(g) of the Bankruptcy Code from the rejection under Section 365 of the Bankruptcy Code, or under this Plan, of an Executory Contract or unexpired lease which the Debtors have not assumed.

80.            “Report” shall mean that certain confidential, attorney client privileged report to be rendered by the law firm of Bast Amron to either the Unsecured Creditors’ Committee, the Oversight Committee, the Debtors or the Liquidating Trustee concerning the existence and viability of Potential D&O Claims.

81.            “Schedules” shall mean the Schedules and Statement of Financial Affairs filed by the Debtors pursuant to Sections 521(1) and 1106(a)(2) of the Bankruptcy Code, as amended and supplemented.

82.            “Secured Claim” shall mean a Claim which, as of the Effective Date of the Plan and, if necessary, pursuant to a valuation by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, is secured by a valid, enforceable and perfected mortgage, lien, security interest or other encumbrance of any kind against any Asset of the Estates, and which is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law.

83.            “Solicitation Order” shall mean that certain order of the Bankruptcy Court, dated October 22, 2012 [DE #565] granting the Debtors’ Expedited Motion for Entry of Order: (A) Approving Disclosure Statement as Amended, (B) Approving Solicitation and Noticing Procedures for Voting on Plan, (C) Approving Special Noticing Procedures for Shareholders and the Establishment of a Record Date for Shareholders, and (D) Scheduling a Confirmation Hearing and Related Deadlines.

84.            “Unclaimed Property” shall mean any distribution of Cash or any other property made to the Holder of an Allowed Claim pursuant to this Plan that (a) is returned to the Liquidating Trustee as undeliverable and no appropriate forwarding address is received within the later of (i) 90 days after the Effective Date, and (ii) 90 days after such attempted Distribution by the Liquidating Trustee is made to such Holder, or (b) in the case of a distribution made in the form of a check, is not negotiated within 90 days and no request for re-issuance is made. Except as provided in the Plan, Unclaimed Property shall, unless otherwise set forth herein, be deposited into the registry of the Bankruptcy Court in accordance with the procedures of the Bankruptcy Court for Chapter 7 cases pursuant to Local Bankruptcy Rule 3011-1(B).

85.           “Unsecured Claim” shall mean any Claim against the Estates, but not including an Administrative Claim, a Post-Confirmation Administrative Claim, a Priority Claim, a Secured Claim or a Priority Tax Claim.

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86.          “Unsecured Creditors’ Committee” shall mean the Joint Official Committee of Unsecured Creditors formed by the Office of the United States Trustee on April 27, 2012.

87.           “Voting Deadline" means the last day to submit a Ballot accepting or rejecting the Plan as fixed by the Disclosure Statement Approval Order.

88.           “Wells Fargo” means Wells Fargo Bank, N.A.

B. Rules of Interpretation. Any term used but not defined herein shall have the meaning given to it by the Bankruptcy Code or the Bankruptcy Rules, if used therein. The words “herein,” “hereof”, “hereunder” and other words of similar import refer to this Plan as a whole, not to a particular section, subsection, paragraph, subparagraph or clause, unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter. All captions and headings to articles and paragraphs of the Plan are inserted for convenience and reference only and are not intended to be a part or to affect the interpretation of the Plan. Any rules of construction set forth in Section 102 of the Bankruptcy Code shall apply, unless superceded herein or in the Confirmation Order. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of the Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

CONSOLIDATION FOR VOTING AND DISTRIBUTION PURPOSES

1.          Consolidation for Voting and Distribution Purposes.

In settlement and compromise of certain existing and potential disputes regarding Intercompany Claims and related matters, pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan treats the Debtors as comprising a single Estate solely for the purposes of classification of Claims, voting on the Plan, confirmation of the Plan, and making Distributions under the Plan with respect to Allowed Claims against and Allowed Interests in the Debtors. Such treatment shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, cause the transfer of any Assets, nor result in the substantive consolidation of the Debtors; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities. Such treatment shall also not affect any Litigation Claim available to any Debtor or the Debtors’ Estates. The above-described treatment serves only as a mechanism to effect a fair distribution of value to the Holders of Allowed Claims and Allowed Interests.

2.          Treatment of Guaranty Claims Against a Debtor.

Any Holder of a Claim against any Debtor and a Claim based on a guaranty of such Claim given by another Debtor shall receive only a single recovery in respect of each such Claim.

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3.           Intercompany Claims.

Except as otherwise provided in the Plan, Intercompany Claims and Administrative Claims held by one Debtor against another Debtor shall, solely for purposes of receiving Distributions under the Plan, be deemed waived such that no such Intercompany Claim or Administrative Claim shall receive a Distribution under the Plan, and the applicable Debtor shall not be entitled to vote on the Plan in connection therewith.

ARTICLE III

TREATMENT OF ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND UNITED STATES TRUSTEE’S FEES

The following Administrative Claims, Priority Tax Claims and United States Trustee’s Fees are not Impaired under the Plan and will be treated as follows:

1.          Administrative Claims. The Holders of Allowed Administrative Claims against the Estate (with the exception of the Professionals, including those employed pursuant to Sections 327, 328 or 1103 of the Code or Persons who seek payment pursuant to Sections 503(b)(3) and (4) of the Code, who will be paid 100% of the amount of such Administrative Claims allowed by the Bankruptcy Court upon application to the Bankruptcy Court prior to the applicable deadline for filing such applications and entry of an order(s) thereon) shall be paid 100% of their Allowed Administrative Claims in Cash, from Available Funds, unless otherwise ordered by the Bankruptcy Court, upon the earlier to occur of: (i) the later of the Effective Date (or promptly thereafter) or the date of a Final Order allowing such Administrative Claim; (ii) for Allowed Administrative Claims that represent liabilities incurred by any Debtor in the ordinary course of business after the Petition Date with regard to the Debtors, the date on which each such Claim becomes due in the ordinary course of such Debtor’s business and in accordance with the terms and conditions of any agreement relating thereto; or (iii) upon such other dates and terms as may be agreed upon by the Holder of any such Allowed Administrative Claim and the Debtors or the Liquidating Trustee, as the case may be.

Holders of Allowed Administrative Vendor Claims and other Allowed Administrative Claims shall be paid by the Debtors from Available Cash on the Effective Date.

2.           Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim under Section 507(a)(8) of the Code, shall, in the discretion of the Debtors, be paid (A) in installments consistent with the provisions of the Section 1129(a)(9)(C) of the Code, or (B) in full from Available Cash, on the later of (i) the Effective Date (or promptly thereafter); (ii) the date on which such Priority Tax Claim is allowed by Final Order of the Bankruptcy Court, or (iii) such later date as agreed to by the Holder of an Allowed Priority Tax Claim and the Debtors or the Liquidating Trustee, as the case may be.

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3.          United States Trustee’s Fees. The Debtors shall pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) on the Effective Date, and simultaneously provide to the U.S. Trustee an appropriate affidavit indicating Cash disbursements for all relevant periods; notwithstanding anything contained in the Plan to the contrary, the Liquidating Trustee shall further pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) for post-confirmation periods within the time periods set forth in 28 U.S.C. §1930(a)(6) until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon entry of an order of this Bankruptcy Court dismissing the case, or converting this case to another chapter under the United States Bankruptcy Code, and the Liquidating Trustee shall provide to the U.S. Trustee, upon the payment of each post-confirmation payment, a quarterly report and appropriate affidavit indicating income and disbursements for the relevant periods. To date, the Debtors have paid all fees due and owing to the Office of the United States Trustee, and the Debtors or Liquidating Trustee, as applicable, anticipate paying all such fees through Confirmation of the Plan and thereafter as provided herein.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND INTERESTS

A.           Generally.

Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims against and Interests in the Debtors’ Estates. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled or paid prior to the Effective Date. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, are deemed not to be Impaired and are treated as set forth in Article III above.

B.           Classification.

The Claims of all creditors against, and Holders of Interests in, the Estates under the Plan are classified as follows:

a.	Class 1:	Allowed Priority Claims.

b.	Class 2:	Allowed Secured Claim of Wells Fargo.

c.	Class 3:	Allowed Other Secured Claims.

d.	Class 4:	Allowed Convenience Claims

e.	Class 5:	Allowed Unsecured Claims

f.	Class 6:	Allowed Interests.

Classes 2, 3, 5 and 6 are impaired under the Plan. Classes 1 and 4 are not impaired under the Plan. As such, Classes 1 and 4 are deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. In addition, Class 6 is deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

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ARTICLE V

TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

1.           Class 1. Allowed Priority Claims. Each Allowed Priority Claim against the Debtors’ Estates shall be paid in full on the later of: (i) the Effective Date (or promptly thereafter); or (ii) the date of a Final Order allowing such Priority Claim.

2.           Class 2. Allowed Secured Claim of Wells Fargo. The Allowed Class 2 Secured Claim of Wells Fargo shall be satisfied by Wells Fargo receiving from the Debtors one or more of the following: (i) the net proceeds of the liquidation of the collateral securing the Allowed Class 2 Secured Claim, including but not limited to, (a) from payments made to Wells Fargo under and pursuant to the Cash Collateral Order, and/or (b) through a sale of such collateral pursuant to section 363 of the Bankruptcy Code or otherwise; (ii) realization of the indubitable equivalent of the Allowed Class 2 Secured Claim, including either in the form of Cash equal to the value of such collateral pursuant to section 506(a) of the Bankruptcy Code and/or the return of the collateral securing such Allowed Class 2 Secured Claim in accordance with 11 U.S.C. § 1129(b)(2)(A)(iii); or (iii) satisfaction of such Allowed Class 2 Secured Claim as otherwise authorized by the Code or agreed to by the Holder of such Allowed Class 2 Secured Claim. Such satisfaction shall occur on the later of the Effective Date or the date the Class 2 Secured Claim of Wells Fargo is Allowed by a Final Order. Any portion of the Allowed Claim of Wells Fargo that is not satisfied as part of its Allowed Class 2 Secured Claim shall be treated as an Allowed Class 5 Unsecured Claim pursuant to the term of this Plan.

3.           Class 3. Allowed Other Secured Claims. Each Allowed Other Secured Claim against the Estates shall be classified in a separate sub-class within this Class 3 and shall be satisfied by each Holder of an Allowed Class 3 Other Secured Claim receiving from the Estates one or more of the following: (i) the proceeds of the liquidation of the collateral securing such Allowed Other Secured Claim; (ii) return of the collateral securing such Allowed Other Secured Claim in accordance with 11 U.S.C. §1129(b)(2)(A)(iii); or (iii) satisfaction of such Allowed Other Secured Claim as otherwise authorized by the Bankruptcy Code or agreed to by the Holder of such Allowed Other Secured Claim. Such satisfaction shall occur on the later of the Effective Date or the date each respective Class 3 Other Secured Claim is Allowed by a Final Order. Any portion of an Allowed Other Secured Claim that is not satisfied as part of its Allowed Class 3 Other Secured Claim shall be treated as an Allowed Class 5 Unsecured Claim pursuant to the term of this Plan.

4.           Class 4. Allowed Convenience Claims. Each Allowed Convenience Claim against the Debtors’ Estates shall be satisfied by a Distribution to the Holder of each such Allowed Convenience Claim of an amount equal to 100% of such Allowed Convenience Claim on the Effective Date (or promptly thereafter) from Available Cash. No Distribution shall be made to Holders of Allowed Convenience Claims in this Class 4 unless and until all Allowed Administrative Claims, all Allowed Post-Confirmation Administrative Claims, all Allowed Priority Tax Claims and all Allowed Claims in Classes 1 through 3 have been paid in full, reserved or otherwise resolved, and/or included in or accounted for in the Distribution at issue.

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5.           Class 5. Allowed Unsecured Claims. Each Holder of an Allowed Unsecured Claim against the Debtors’ Estates shall receive Distributions on a pro rata basis with the Holders of all Allowed Unsecured Claims in this Class 5. The Distributions to the Holders of Allowed Unsecured Claims hereunder shall be made on each Distribution Date and shall be made from the Available Cash on deposit from time to time with the Debtors and/or the Liquidating Trust, as applicable in accordance with the terms of this Plan. No Distribution shall be made to Holders of Allowed Unsecured Claims in this Class 5 unless and until all Allowed Administrative Claims, all Allowed Post-Confirmation Administrative Claims, all Allowed Priority Tax Claims and all Allowed Claims in Classes 1, 2, 3 and 4 have been paid in full, reserved or otherwise resolved, and/or included in or accounted for in the Distribution at issue.

6.           Class 6. Allowed Interests. Each Holder of an Allowed Interest in the Debtors as of the Effective Date shall receive Distributions on a pro rata basis with the Holders of all such Allowed Interests in this Class 6. The Distributions to the Holders of Allowed Interests hereunder shall be made on each Distribution Date and shall be made from the Cash on deposit from time to time from the Debtors or Liquidating Trust, as applicable, provided however, that no Distribution shall be made to Holders of Allowed Interests in this Class 6 unless and until all Allowed Administrative Claims, all Allowed Post-Confirmation Administrative Claims, all Allowed Priority Tax Claims and all Allowed Claims in Classes 1 through 5 have been paid in full, reserved or otherwise resolved and/or included in or accounted for in the Distribution at issue. Subject to the right to receive Distributions hereunder, all Interests in the Debtors shall be extinguished and canceled as of the Effective Date.

The Debtors do not anticipate that the Holders of Class 6 Allowed Interests will receive any Distributions under the Plan. In the event that Holders of Class 6 Allowed Interests receive any Distributions under the Plan, such Distributions shall be made on a pro-rata basis determined by the ratio of the number of shares in the Debtors owned by each such Holder divided by the total number of outstanding shares as of the Effective Date. Neither the Debtors nor the Liquidating Trustee shall have an obligation to make a Distribution to any Person who was not a Holder of Interests on the Effective Date.

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ARTICLE VI

EFFECTUATION AND IMPLEMENTATION OF PLAN

A.          Generally.

On the Effective Date of the Plan, (i) the Liquidating Trust Assets shall vest in, and be transferred to, the Liquidating Trust, which Liquidating Trust shall constitute, be appointed as and be deemed a representative of the Estates pursuant to and in accordance with the terms of Section 1123(b)(3)(B) of the Bankruptcy Code solely for the benefit of all Holders of Allowed Unsecured Claims and Allowed Interests under the Plan with respect to, among other things, any Litigation Claims, and (ii) the Liquidating Trust, through the Liquidating Trustee, is and shall be authorized and appointed to investigate, prosecute, enforce, pursue and settle, and continue to investigate, prosecute, enforce, pursue and settle, the liquidation of such Liquidating Trust Assets, including Litigation Claims as a representative of the Estates pursuant to and in accordance with the terms of Section 1123(b)(3)(B) of the Bankruptcy Code solely for the benefit of all Holders of Allowed Unsecured Claims and Allowed Interests under the Plan.

The Liquidating Trust shall be created for the primary purpose of liquidating assets transferred to it, with no objective to continue to engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. The Estates will treat the transfer of Assets to the Liquidating Trust for all purposes of the Internal Revenue Code as a transfer to beneficiaries to the extent that the Holders of Allowed Claims are the beneficiaries of the Liquidating Trust. Accordingly, the transfer will be treated as a deemed transfer to the beneficiary-creditors followed by a deemed transfer by the beneficiary-creditors to the Liquidating Trust. The beneficiaries of the trust will be treated as the trust grantors and deemed owners of the Liquidating Trust.

The Liquidating Trustee will file tax returns for the Liquidating Trust as a grantor trust in accordance with IRC Reg. Sec. 1.671-4(a). In addition, the Liquidating Trustee will provide for consistent valuation of property transferred to the Liquidating Trust and those valuations must be used for all federal income tax purposes by the Estates, the Liquidating Trust and the beneficiaries.

NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, THE VESTING IN AND TRANSFER OF THE LIQUIDATING TRUST ASSETS TO THE LIQUIDATING TRUST SHALL BE FREE AND CLEAR OF ANY AND ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS OF ANY KIND WHATSOEVER, EXCEPT AS EXPRESSLY PRESERVED AND PROVIDED FOR IN THE PLAN AND THE CONFIRMATION ORDER. FOR AVOIDANCE OF DOUBT, THE LIENS AND SECURITY INTERESTS OF WELLS FARGO, TO THE EXTENT ALLOWED UNDER AND PURSUANT TO CLASS 2 HEREIN SHALL SURVIVE CONFIRMATION OF THE PLAN SUBJECT IN ALL EVENTS TO THE TREATMENT OF THE CLASS 2 ALLOWED SECURED CLAIM OF WELLS FARGO.

Notwithstanding anything in the Plan to the contrary, confirmation of the Plan shall divest the Debtors of any and all right, title and/or interest in the Assets or the Liquidating Trust Assets, such that the Debtors shall not have any rights or authority in respect of any Assets or Liquidating Trust Assets vested in the Liquidating Trust.

The Liquidating Trust is a mechanism for the liquidation and monetization of the Liquidating Trust Assets. The Liquidating Trust will be utilized to hold the Liquidating Trust Assets until they can be liquidated and monetized in an orderly fashion. The proceeds from the liquidation of the Liquidating Trust Assets shall be deposited into the Collected Cash Accounts maintained by the Liquidating Trust. All Distributions shall be made from the Collected Cash Accounts in accordance with the terms of the Plan. The Liquidating Trust will not continue or engage in the conduct of any trade or business, except to the extent necessary to accomplish the liquidation and distribution of Liquidating Trust Assets and the proceeds thereof.

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From and after the Effective Date, the Liquidating Trust, though the Liquidating Trustee, shall expeditiously seek to collect, liquidate, sell and/or reduce to Cash all Liquidating Trust Assets, including, without limitation, through the pursuit of the Litigation Claims. The Plan will be funded with (a) the remaining Available Cash after the Debtors’ payment of certain Allowed Claims on the Effective Date as provided in this Plan, and (b) funds added to Cash from and after the Effective Date from, among other things, the liquidation of the Liquidating Trust Assets.

All Distributions on the Effective Date shall by payable with Available Cash by the Debtors. On the Effective Date, the Debtors shall be authorized to pay from the Available Cash all Allowed Administrative Claims, including Administrative Vendor Claims, all Allowed Priority Claims, all Allowed Priority Tax Claims, the fees of the Office of the United States Trustee and Allowed Convenience Claims all in accordance with the terms of the Plan. The Liquidating Trustee shall be primarily responsible for making Distributions under the Plan after the Effective Date to Holders of Allowed Unsecured Claims and Allowed Interests. In making Distributions under the Plan, the Liquidating Trust will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities. All Distributions pursuant to the Plan will be subject to all applicable withholding and reporting requirements.

The Liquidating Trust may require any Creditor with an Allowed Unsecured Claim or Holder of an Allowed Interest entitled to a Distribution under the Plan to furnish its, his or her employer or taxpayer identification number (the “TIN”) assigned by the Internal Revenue Service. Any Distribution under the Plan may be conditioned on the receipt of such TIN. If any such Holder of an Allowed Unsecured Claim or an Allowed Interest entitled to a Distribution hereunder fails to provide a requested TIN within forty-five (45) days after the request thereof, then such failure shall be deemed to be a waiver of such Holder’s interest in any future Distributions, including the right to receive any future Distributions.

B.           The Liquidating Trustee and the Powers and Duties of the Liquidating Trustee.

The Liquidating Trustee under the Plan shall be Soneet R. Kapila. The Liquidating Trustee shall act in a fiduciary capacity for the Holders of all Allowed Unsecured Claims and, if applicable, Allowed Interests under the Plan and shall have only those rights, powers and duties conferred to him by the Plan and the Liquidating Trust Agreement, as well as the rights and powers of a trustee under sections 542 through 552 of the Bankruptcy Code and the duties of a trustee under sections 704(1),(2),(4),(5),(7) and (9) of the Bankruptcy Code. The Liquidating Trustee shall hold all Liquidating Trust Assets in trust for the benefit of the Holders of Allowed Unsecured Claims and Allowed Interests. The Liquidating Trustee shall maintain a Collected Cash Account for the Liquidating Trust in accordance with the terms of the Plan. Confirmation of the Plan shall constitute and confirm the appointment of the Liquidating Trustee for the Liquidating Trust, including to (a) exercise the rights, power and authority of the Liquidating Trust under the applicable provisions of the Plan and bankruptcy and non-bankruptcy law, and (b) otherwise implement the Plan, wind up the affairs of the Estates and the Liquidating Trust, and close the Chapter 11 Cases. In addition, the Liquidating Trustee shall be authorized to retain Post Confirmation Professionals in the exercise of his business judgment to represent the Liquidating Trust in performing and implementing the Plan and the Liquidating Trustee’s duties under the Plan, including to pursue Litigation Claims and in respect of any issue, proceeding, claim or cause of action. Specifically, the Trustee shall be authorized to engage the law firms of Genovese Joblove & Battista, P.A., Bast Amron, LLP and Ehrenstein, Charbonneau Calderin to represent the Liquidating Trust for specified purposes post confirmation. In connection therewith, the Trustee shall advise and consult with the Oversight Committee of the bases and reasons for his decision on such engagement(s) and the respective fee arrangements in connection therewith, and shall take into consideration any input of the Oversight Committee in connection therewith. The Liquidating Trustee shall also be authorized to engage the firm of Kapila & Company to act as financial advisor and/or experts to the Liquidating Trust.

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The Liquidating Trust, through the Liquidating Trustee, shall have the right to prepare, file, assert, commence, prosecute and settle, or continue to prosecute in the case of existing actions, any and all Litigation Claims and shall be substituted as the real party in interest in any such actions commenced by the Debtors and/or the Unsecured Creditors’ Committee or by or against the Debtors and/or the Unsecured Creditors’ Committee. The Liquidating Trustee shall prosecute or defend, as appropriate, such actions through final judgment, any appeals deemed necessary and appropriate by the Liquidating Trustee and the Liquidating Trustee shall have the power and authority (A) to enter into such settlements as the Liquidating Trustee deems to be in the best interest of the Holders of Allowed Unsecured Claims and Allowed Interests, subject to Bankruptcy Court approval after notice and a hearing in accordance with Bankruptcy Rule 9019; or (B) subject to Bankruptcy Court approval after notice and a hearing, to abandon, dismiss and/or decide not to prosecute any such Litigation Claims if the Liquidating Trustee deems such action to be in the best interest of the Holders of Allowed Unsecured Claims and Allowed Interests.

In advance of confirmation of this Plan, the Debtor, through Kapila, has consented to the engagement by the Unsecured Creditors’ Committee of the law firm of Bast Amron, LLP to act as special counsel to the Unsecured Creditors’ Committee to investigate the existence and viability of the Potential D&O Claims. The Debtors and the Debtors’ professionals shall work together with Bast Amron in the continued investigation of the Potential D&O Claims and shall share any and all information and discovery obtained by the Debtors with Bast Amron. The Debtors and the Unsecured Creditors’ Committee shall continue to operate under a common interest agreement so as to protect the confidentiality of any such information and/or discovery. On or prior to November 15, 2012, Bast Amron and the professionals to the Debtors (or the Liquidating Trustee if the Plan has been confirmed by such date) shall report to both the Unsecured Creditors’ Committee/Oversight Committee and the Debtors (if prior to confirmation of the Plan) or the Liquidating Trustee (if after confirmation) the results of the investigation of the Potential D&O Claims (the “Report”). The Report shall be subject to the common interest privilege, the work product doctrine and/or the attorney client privilege between the Unsecured Creditors’ Committee, the Debtors and their respective counsel and shall be confidential.

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In the event the Unsecured Creditors’ Committee and the Debtors, prior to the Effective Date, or the Liquidating Trustee and the Oversight Committee, after the Effective Date, agree as to the existence, extent and targets of the Potential D&O Claims, then the Liquidating Trustee and/or the Unsecured Creditors’ Committee/Oversight Committee (as applicable) shall make a claim against the Debtors’ director and officer insurance policies prior to the expiration therefor, which is December 10, 2012. Thereafter, the Liquidating Trustee shall be authorized to, and shall, commence and prosecute such Potential D&O Claims on behalf of the Liquidating Trust. In connection therewith, the Liquidating Trustee shall be authorized to engage any and all professionals as he deems appropriate in the exercise of his best business judgment to prosecute the Potential D&O Claims. The Liquidating Trustee shall be authorized to negotiate the most favorable fee arrangements possible to the Liquidating Trust with such professionals. In connection therewith, the Liquidating Trustee shall advise the Oversight Committee of the basis and reasons for his decision on such fee arrangements and shall take into consideration any input of the Oversight Committee in connection therewith. The Liquidating Trustee agrees to give preference to and favorably consider the engagement of Bast Amron, LLP as one of the professionals in connection therewith. In connection with the engagement of any legal professionals, the Liquidating Trustee shall not agree to any contingency fee that exceeds 35% of gross recoveries to the Liquidating Trust in respect of any Litigation Claims being pursued.

In the event the Liquidating Trustee elects not to pursue the Potential D&O Claims, then the Liquidating Trustee shall promptly advise the Oversight Committee of such decision and the Oversight Committee shall be authorized to, and shall be and is hereby vested with the right and power to, prosecute the Potential D&O Claims on behalf of the Liquidating Trust. The Oversight Committee shall also be authorized to engage professionals to represent the Liquidating Trust in connection therewith and to negotiate the most favorable fee arrangements possible to the Liquidating Trust with such professionals. In connection with the engagement of any legal professionals, the Oversight Committee shall not agree to any contingency fee that exceeds 35% of recoveries to the Liquidating Trust in respect of the Potential D&O Claims being pursued. In any such prosecution, the Oversight Committee shall cause its professionals to cooperate and share information with the Liquidating Trustee under a common interest agreement. Likewise, in any prosecution of Litigation Claims by the Liquidating Trustee, the Liquidating Trustee shall cause its professionals to cooperate and share information with the Oversight Committee under a common interest agreement. Any proceeds recovered from the prosecution of the Potential D&O Claims by the Oversight Committee shall be deposited into the Liquidating Trust.

In the event the Liquidating Trustee, after commencing the Potential D&O Claims, decides to dismiss such Potential D&O Claims for no consideration, then the Liquidating Trustee shall be required to obtain the consent of the Oversight Committee to do so. In the event the Oversight Committee does not provide such consent, then the Liquidating Trustee shall be authorized to seek an order of the Bankruptcy Court substituting the Oversight Committee as plaintiff in any such action, upon the entry of which the Liquidating Trustee shall be relieved of any and all liability or responsibility in connection with such action, and the Oversight Committee shall be empowered to continue the prosecution thereof. The Oversight Committee shall not oppose any such motion to substitute plaintiffs in the Potential D&O Claims in accordance herewith.

In the event the Liquidating Trustee, after commencing the Potential D&O Claims, decides to settle any such Potential D&O Claims, then the Liquidating Trustee shall report and make a recommendation to the Oversight Committee in connection therewith. In the event the Oversight Committee consents to such settlement, then the Liquidating Trustee shall be authorized to proceed with such settlement and seek Bankruptcy Court approval thereof.

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In addition and except as otherwise specifically preserved herein, the Liquidating Trust, through the Liquidating Trustee, will have authority to take all actions necessary to: (a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute, or otherwise dispose of any Liquidating Trust Assets; (b) reconcile Claims and contest objectionable Claims and Disputed Claims; (c) make all Distributions to be funded under the Plan; (d) pay all necessary expenses incurred in connection with the duties and responsibilities of the Liquidating Trustee under the Plan, and to borrow funds if and to the extent necessary to do so; (e) administer, implement and enforce all provisions of the Plan applicable to the Liquidating Trust; (f) file tax returns and make other related corporate filings related to the Debtors; (g) administer the Plan and the Liquidating Trust Assets; (h) abandon any of the Liquidating Trust Assets, (i) to invest Cash in accordance with Section 345 of the Bankruptcy Code or otherwise as permitted by order of the Bankruptcy Court, (j) to purchase and carry all insurance policies and pay all premiums and costs deemed necessary and advisable, and (k) undertake such other responsibilities as are reasonable and appropriate in connection with the Plan.

The Liquidating Trustee shall post a bond in favor of the Liquidating Trust in an amount equal to the greater of: (i) $10,000 or; (ii) 110% of the book value of the Liquidating Trust Assets, provided however that the book value of Litigation Claims for purposes of the bond shall be zero. The cost of such bond is payable from the Liquidating Trust Assets. After making each successive Distribution provided for under the Plan, the Liquidating Trustee shall have the right to seek a refund of the bond premium based upon the diminution of the Liquidating Trust Assets resulting from each such Distribution.

The Liquidating Trustee may resign at any time provided; however, that the Liquidating Trustee shall file a motion with the Bankruptcy Court in connection therewith and request that a successor or replacement Liquidating Trustee be appointed in accordance herewith, which motion shall be on notice to the top twenty (20) unsecured creditors with Allowed Claims, the Oversight Committee and the Office of the United States Trustee. The Office of the United States Trustee or any party in interest, by motion filed with the Bankruptcy Court, or the Bankruptcy Court on its own order to show cause, may seek to remove the Liquidating Trustee for cause, including under Section 324 of the Bankruptcy Code, for the violation of any material provision of the Plan, or in the event the Liquidating Trustee becomes incapable of acting as the Liquidating Trustee as a result of physical or mental disability and such physical or mental disability continues for a period in excess of thirty (30) days (except in the case of death, in which instance, the procedures for replacement will begin immediately). In the event of a resignation or removal, the Liquidating Trustee, unless he is incapable of doing so, shall continue to perform his duties hereunder until such a time as a successor is approved by a Final Order of the Bankruptcy Court. In the event the Liquidating Trustee resigns or is removed, the successor Liquidating Trustee shall be elected in the manner prescribed by Section 1104(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Office of the United States Trustee is not responsible for the oversight of the Liquidating Trustee.

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C.           The Oversight Committee and the Powers and Duties of the Oversight Committee.

Upon the Effective Date, the Oversight Committee shall be formed. The Oversight Committee shall consist of three (3) members to be selected prior to the Effective Date by the Unsecured Creditors’ Committee, and shall consist of at least two (2) members of the existing Committee. The Oversight Committee shall be entitled to engage counsel to represent its interests, the fees and expenses of which will be paid by the Liquidating Trust as Post Confirmation Administrative Claims. The Liquidating Trustee shall periodically report to the Oversight Committee the progress being made by the Liquidating Trustee in respect of the Liquidating Trustee’s powers and duties set forth herein. The Liquidating Trustee shall consult with the Oversight Committee in respect of any material decisions concerning the Liquidating Trust, including as set forth in more detail below certain decisions in respect of the Potential D&O Claims. The Oversight Committee shall be deemed a party in interest with standing to be heard on any matter involving the Liquidating Trust. The Oversight Committee and its members shall be fiduciaries of, and shall have fiduciary duties to the holders of Allowed Unsecured Claims and, if Allowed Unsecured Claims have been satisfied in full, to Allowed Interests in the same manner as the Liquidating Trustee. The duties of the Oversight Committee shall terminate upon the termination of the Liquidating Trust. The members of the Oversight Committee shall serve without compensation, other than reimbursement of reasonable and necessary out of pocket expenses incurred in connection with such service. The powers and duties of the Oversight Committee shall be limited to those specifically set forth in the Plan.

A majority of the members of the Oversight Committee shall constitute a quorum for the transaction of business at any meeting of the Oversight Committee, with a majority of those present at any meeting being required to take any action by the Oversight Committee. The Oversight Committee is authorized to adopt other and further by-laws for the governance of the Oversight Committee not inconsistent with the provisions hereof.

In the event of a vacancy on the Oversight Committee (whether by removal, death or resignation) a new member shall be appointed to fill such position by the remaining members of the Oversight Committee, provided however that no such new member shall be the subject of existing or potential :Litigation Claims. In the event the Oversight Committee is not comprised of three or more persons, then the Oversight Committee shall terminate and the remaining members thereof shall be relieved of any further responsibilities hereunder.

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D.           Dissolution of the Debtors.

From and after the Effective Date, the Liquidating Trustee shall dissolve the Debtors, or cause the Debtors to be dissolved, as corporations. In addition, from and after the Effective Date of the Plan, the Liquidating Trustee shall take any and all action and execute any and all documents as may be necessary to effectuate such dissolution except to the extent the Liquidating Trustee deems it necessary to prosecute Litigation Claims under the Plan in the name of the Debtors. Unless dissolved earlier by the Liquidating Trustee pursuant hereto, upon the distribution of all Liquidating Trust Assets pursuant to the Plan, the Debtors will be dissolved for all purposes effective as of the final Distribution Date without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Liquidating Trustee shall be authorized to file with the official public office for keeping corporate records in the Debtors’ respective states of incorporation or organization a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Liquidating Trustee without need for any action or approval by the Holders of Claims and/or Interests or the board of directors of the Debtors. From and after the Effective Date, the Debtors (a) for all purposes will be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or registered or licensed to conduct, their business operations, and will not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (b) will be deemed to have cancelled pursuant to the Plan all Interests, and (c) will not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

E.            Fees of the Liquidating Trustee and Oversight Committee.

The Liquidating Trustee shall be compensated for his services as Liquidating Trustee hereunder. The Liquidating Trustee shall receive compensation for his services in accordance with the provisions of Section 326 of the Bankruptcy Code applicable to a chapter 7 trustee. For avoidance of doubt, the Liquidating Trustee shall not be compensated for Distributions made by the Debtors on the Effective Date of the Plan, provided however, that the Liquidating Trustee shall be compensated for Distributions made to the Disputed Claims Reserve and subsequently distributed to Holders of Allowed Claims or Interests from the Disputed Claims Reserve. The Liquidating Trust, through the Liquidating Trustee, may engage counsel, financial advisors and other professionals, including counsel, financial advisors and other professionals engaged by the Debtors and/or the Unsecured Creditors’ Committee during the Chapter 11 Cases, to represent him in connection with his duties under the Plan, including as set forth above (the “Post Confirmation Professionals”). The Liquidating Trustee shall consult with and consider the recommendations of the Oversight Committee concerning the retention of Post Confirmation Professionals, and the terms of their engagement. Notwithstanding the foregoing, Post Confirmation Professionals shall not be precluded from representing the Liquidating Trust to the extent that certain of their Administrative Claims remain unpaid from the Estates. Any fees and expenses of such Post Confirmation Professionals, including any professionals engaged by the Oversight Committee pursuant to the terms hereof, shall constitute Post Confirmation Administrative Claims and shall be paid from Cash in accordance herewith so long as the Liquidating Trust is current with filing the required reports with the Office of the United States Trustee and payment of fees to the Office of the United States Trustee. The Liquidating Trustee and the Post Confirmation Professionals shall be paid 90% of their fees and 100% of their costs on a monthly basis, but shall file fee applications no less frequently than every 120 days seeking approval of fees and expenses to be awarded by the Bankruptcy Court, including approval of the amounts paid on a monthly basis. A Post Confirmation Professional who fails to file an application seeking approval of compensation and expenses previously paid when such application is due every 120 days shall preclude such Post Confirmation Professional from being paid monthly as provided herein until an interim fee application has been filed and heard by the Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction to allow or disallow all Post-Confirmation Administrative Claims of the Liquidating Trustee and the Professionals. The invoices for services rendered and out-of-pocket expenses incurred which are to be submitted shall be sufficiently detailed to identify the hours worked, the rates charged and the work performed.

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The Liquidating Trust may employ such staff and obtain such equipment and premises as are reasonably necessary to carry out its functions and duties, store the books and records of the Debtors and compensate such staff and pay for such equipment and premises from the Liquidating Trust Assets.

F.           Disputed Claims Fund.

On the Effective Date of the Plan, or as soon thereafter as possible, the Liquidating Trustee shall establish the Disputed Claims Fund. The Liquidating Trustee shall be primarily responsible for making the Distributions to the Holders of Allowed Unsecured Claims and Allowed Interests pursuant to the terms of the Plan, provided that the Disputed Claims Fund, if applicable, is maintained as well as sufficient funds to pay and reserve for all Post Confirmation Administrative Claims.

To the extent there exist as of the Effective Date Disputed Claims in any Class, the Liquidating Trust shall cause Cash to be reserved from any Distribution in an amount equal to the Pro Rata portion of such Distribution to which such Disputed Claim would be entitled if allowed in the amount asserted by the Holder of such Disputed Claim. If a Disputed Claim is thereafter allowed, in part or in full, then the Liquidating Trustee shall, from Cash theretofore deposited into the Disputed Claim Fund allocable to such Claim, distribute to the Holder of any such Claim an amount equal to such Holder’s pro rata share, based on such Allowed Claim, of all Distributions previously made to Holders of Allowed Claims in the Class of Claims at issue. The balance, if any, of the Cash reserved for such Disputed Claim, including in the event the Disputed Claim is disallowed in its entirety, shall be held by the Liquidating Trust. Notwithstanding anything herein to the contrary, no interest shall accrue or be payable on the Cash deposited into the Disputed Claims Fund in respect of any Disputed Claims.

G.          Indemnity of Liquidating Trustee and Members of the Oversight Committee.

The Liquidating Trust shall indemnify and hold the Liquidating Trustee and the members of the Oversight Committee harmless from and against any damages, costs, claims and other liabilities incurred in connection with their respective duties and responsibilities hereunder, other than those damages, costs, claims and other liabilities that result from their respective gross negligence, self dealing, fraud, breach of fiduciary duty or willful misconduct.

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H.          Miscellaneous.

Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of these Chapter 11 Cases, when all Disputed Claims against the Estates have become Allowed Claims or have been disallowed by Final Order, and all remaining Liquidating Trust Assets have been liquidated and converted into Cash (other than those Liquidating Trust Assets abandoned), and such Cash has been distributed in accordance with the Plan, or at such earlier time as the Liquidating Trustee deems appropriate, the Liquidating Trustee shall file a final accounting with the Bankruptcy Court, together with a final report, and shall seek authority from the Bankruptcy Court to close these Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules. The Liquidating Trustee shall serve until such time as the entry of a Final Decree closing these Chapter 11 Cases, at which time the Liquidating Trustee, the members of the Oversight Committee and the Post Confirmation Professionals engaged by them shall be discharged and shall have no further responsibilities under the Plan or otherwise in respect of these Chapter 11 Cases and the Liquidating Trust.

I.            Treatment of Claims and Injunctions.

Except as provided in the Plan or the Confirmation Order with respect to the rights of, and treatment afforded the Holders of Allowed Claims and Allowed Interests, as of the Effective Date, all Persons who have held, hold or may hold Claims, rights, causes of action, liabilities or any equity Interests with respect to the Debtors or their Assets based upon any act or omission, transaction or other activity of any kind or nature that occurred or arose prior to the Effective Date, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan and any successors, assigns or representatives of the foregoing, will be precluded and permanently enjoined on and after the Effective Date from, on account of such Claims, rights, causes of action, liabilities or any equity Interests: (1) commencing or continuing in any manner any action or other proceedings against the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Assets; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Assets; (3) creating, perfecting or enforcing any lien or encumbrance against the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Assets; (4) asserting against the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Assets, a setoff, right or claim of subordination or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or that is inconsistent with the provisions of the Plan.

J.           No Res Judicata Effect.

Notwithstanding anything to the contrary in the Plan or in the Disclosure Statement, the provisions of the Disclosure Statement and the Plan that permits the Liquidating Trust to enter into settlements and compromises of any Litigation Claims shall not have, and are not intended to have, any res judicata or collateral estoppel effect with respect to any Litigation Claims that are not otherwise identified or treated under the Plan and shall not be deemed a bar to asserting such Litigation Claims regardless of whether or to what extent such Litigation Claims are specifically described in the Plan or Disclosure Statement relating hereto. Unless any of the Litigation Claims are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or by Final Order of the Bankruptcy Court, all such Litigation Claims are expressly reserved and preserved for later adjudication and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Litigation Claims upon or after Confirmation or consummation of the Plan.

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Furthermore, notwithstanding any provision or interpretation to the contrary, nothing in the Plan or the Confirmation Order, including the entry thereof, shall be deemed to constitute a release, waiver, impediment, relinquishment or bar, in whole or in part, of or to any recovery rights or any other claim, right or cause of action possessed by the Debtors prior to the Effective Date. The Liquidating Trust, as applicable, shall have the authority to settle claims and litigation as provided in and in accordance with the Plan, provided that all such settlements shall be subject to the settlement standards imposed by Bankruptcy Rule 9019 and the standards set forth in In re Justice Oaks II, Ltd., 898 F. 2d 1544, 1549 (11th Cir. 1990).

K.          Dissolution of Committee.

Upon the Effective Date, the Unsecured Creditors’ Committee shall be deemed dissolved, except with respect to applications for Administrative Claims of Professionals for the Unsecured Creditors’ Committee. Further, upon the Effective Date, the members of the Unsecured Creditors’ Committee shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

ARTICLE VII

INJUNCTION AND OTHER LIMITATIONS OF LIABILITY

1.          Applicability of Injunction/Stay as to Assets of the Estate/Exculpation

Unless otherwise provided herein, all injunctions or stays applicable to the Assets of the Estates, whether pursuant to Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect with respect to the Liquidating Trust and the Liquidating Trust Assets. In addition, the Liquidating Trustee shall have the right to invoke the provisions of the Bankruptcy Code made applicable by the Plan to the Liquidating Trust and all of the Bankruptcy Rules until the entry of a Final Decree closing these Chapter 11 Cases. Notwithstanding the above, the Debtors are not entitled to and shall not receive a discharge under section 1141(d) of the Bankruptcy Code. In addition, the Plan does not release or waive any Litigation Claims.

Neither the Debtors, the Chief Restructuring Officer, the Unsecured Creditors’ Committee nor any Professionals engaged by the Debtors or the Unsecured Creditors’ Committee shall have or incur liability to any Person, including to the Holder of any Claim or Interest, for any act taken or omission made in connection with the filing, negotiating, prosecuting, administering, formulating, implementing, confirming or consummating the Plan or the Assets to be distributed under the Plan. Further, neither the Liquidating Trustee, nor the Oversight Committee nor any of their respective agents, advisors, or Post Confirmation Professionals shall incur any liability to the Debtors, the Unsecured Creditors’ Committee, the Holders of Claims, the Holders of Interests or to any other person or entity for any act or failure to act in furtherance of the rights and obligations under the Plan, except to the extent that such act or failure to act constitutes gross negligence, willful misconduct or fraud.

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NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PROVISION OF THE PLAN OR THE PLAN ITSELF ACT AS, OR BE DEEMED TO BE, A RELEASE OF ANY LITIGATION CLAIMS, INCLUDING ANY LITIGATION CLAIMS AGAINST PRESENT OR FORMER OFFICERS AND/OR DIRECTORS OF THE DEBTORS AND/OR PROFESSIONALS ENGAGED BY THE DEBTORS PRIOR TO THE PETITION DATE. FOR AVOIDANCE OF DOUBT, ANY AND ALL SUCH LITIGATION CLAIMS SHALL BE FULLY PRESERVED AND TRANSFERRED TO THE LIQUIDATING TRUST.

ARTICLE VIII

OBJECTIONS TO CLAIMS

Subject to further order of the Bankruptcy Court, the Debtors will file objections to Claims when and as required by Rule 3007-1(B) of the Local Rules for the United States Bankruptcy Court for the Southern District of Florida or as provided by order of the Bankruptcy Court. The Debtors and/or the Liquidating Trustee shall have the authority to file, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and this Plan. The failure by the Debtors to object to any Claim or Interest for voting purposes shall not be deemed a waiver of the Debtors and/or the Liquidating Trustee’s right to object to, or re-examine, any such Claim in whole or in part.

To the extent that an objection to a Claim is filed and remains unresolved as of the Effective Date, Distributions on such Disputed Claim shall not be made unless and until a Final Order is entered allowing such Disputed Claim or portion thereof. The Liquidating Trustee shall account for all Disputed Claims at such time as he makes a Distribution under this Plan through the Disputed Claims Fund. On the Effective Date, the Liquidating Trustee shall prosecute in the place of the Debtors any and all outstanding objections to Claims.

ARTICLE IX

EXECUTORY CONTRACTS AND LEASES

All executory contracts and unexpired leases not previously assumed or rejected by the Debtors under Section 365 of the Bankruptcy Code with the approval of the Bankruptcy Court are hereby rejected by the Debtors as of the Effective Date. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all such rejections hereunder as of the Effective Date. Any Claim for damages arising from any such rejection must be filed within 30 days after the mailing of notice of the entry of the Confirmation Order or such Claim shall be forever barred, shall not be enforceable against the Debtors, the Debtors’ Estates, the Liquidating Trustee, the Liquidating Trust or any of the Assets of the Debtors’ Estates and the Liquidating Trust Assets, and shall receive no Distribution under this Plan or otherwise on account of such Claim.

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ARTICLE X

DISTRIBUTIONS

A.           Distributions Under the Plan.

Subject to the terms of the Plan, all Distributions to be made on the Effective Date shall be made by the Debtors from Available Cash, including the appropriate amounts to fund the Liquidating Trust. The Liquidating Trustee shall be responsible for making Distributions to Holders of Allowed Unsecured Claims and Allowed Interests under this Plan after the Effective Date. Distributions to any Holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is paid in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim pursuant to this Plan or otherwise). All payments shall be made in accordance with the priorities established in the Bankruptcy Code unless otherwise provided in this Plan or agreed to with the payee.

B.           Delivery of Distributions in General.

Distributions to Holders of Allowed Claims and Allowed Interests, if applicable, shall be made: (a) at the addresses set forth in the proofs of Claim filed by such Holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtors prior to the Effective Date or the Liquidating Trust after the Effective Date; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim or Allowed Interest if no proof of Claim has been filed and the Debtors or the Liquidating Trustee has not received a written notice of a change of address. Distributions to Holders of Allowed Interests, if any, shall only be made to Holders of Allowed Interests as of the Effective Date.

C.           Cash Payments.

Cash payments to be made pursuant to this Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Liquidating Trustee.

D.           Interest on Claims.

Unless otherwise specifically provided for in this Plan or the Confirmation Order or required by applicable bankruptcy law, Postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

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E.           No De Minimus Interim Distributions.

Other than in the final Distribution, no payment of Cash in an amount of $100 or less shall be made on account of any Allowed Claim, except an Allowed Convenience Claim, provided however, that interim Distributions in an amount of $100 or less shall accrue and be held by the Liquidating Trust until the final Distribution. Notwithstanding anything herein to the contrary, if, after the final Distribution hereunder, the Collected Cash Accounts contain an amount less than $50.00, then such funds shall be treated as Unclaimed Property and disposed of in accordance with the provisions of this Plan.

F.           Face amount.

Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Plan, the “face amount” of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely filed or deemed filed, zero (0).

G.          Failure to Negotiate Checks.

Checks issued in respect of Distributions under this Plan shall be null and void if not negotiated within ninety (90) days after the date of issuance. Any amounts returned in respect of such non-negotiated checks shall be deemed Unclaimed Property. Requests for reissuance of any such check shall be made in writing, directly to the Liquidating Trustee by the Holder of the Allowed Claim with respect to which such check originally was issued. All such amounts that become Unclaimed Property and all Claims in respect of void checks and the underlying Distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Liquidating Trustee, the Liquidating Trust and the Liquidating Trust Assets.

H.           Unclaimed Property.

If any Distribution of funds pursuant to the Plan remains unclaimed for a period of ninety (90) days after it has been delivered to the Holder entitled thereto, then the amount of such Distribution unclaimed shall, except as set forth below, be deposited into the registry of the Bankruptcy Court in accordance with the procedures of the Bankruptcy Court for liquidating Chapter 11 cases pursuant to Local Bankruptcy Rule 3011-1(B).

A Distribution of funds is unclaimed, if, without limitation, the Holder of a Claim entitled thereto does not cash a check or returns a check or if the check mailed to the Holder at the address set forth in the Debtors’ Schedules or set forth in a proof of Claim filed by such Holder is returned by the United States Postal Service or any other country's postal service as undeliverable. Any funds unclaimed for the period described herein shall be redistributed to Holders of Allowed Unsecured Claims and/or Allowed Interests, as the Liquidating Trustee deems appropriate in his sole discretion.

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If, after the Liquidating Trustee’s final Distribution, a redistribution of unclaimed property to Holders of Allowed Unsecured Claims and/or Allowed Interests is not feasible and reasonable, due to the small amounts at issue, the Liquidating Trustee, may, in his sole discretion, donate such Unclaimed Funds to the American Bankruptcy Institute Endowment Fund or Southern District of Florida Bankruptcy Bar Foundation pursuant to Local Bankruptcy Rule 3011-1(B). Except as otherwise expressly provided in the Plan, the Liquidating Trustee may setoff or recoup against any Claim and the payments made pursuant to this Plan in respect of such Claim, Claims of any nature whatsoever that the Liquidating Trust may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee of any Claim that the Liquidating Trust may have against the Holder of such Claim.

Unless the Holder of a Claim advises the Liquidating Trust through its attorneys in writing of a change of address, all Distributions or notices shall be sent to the Holder at his address as stated in the Debtors’ Schedules, as stated in a properly filed proof of Claim or to such creditor's attorney of record in these Chapter 11 Cases. The Liquidating Trustee and the Post Confirmation Professionals shall have no obligation to locate the Holder of a Claim whose Distribution or notice is properly mailed but nevertheless returned.

I.           No Payment or Distribution Pending Allowance.

All references to Claims and amounts of Claims refer to the amount of the Claim allowed by operation of law, Final Order of the Bankruptcy Court or this Plan. Accordingly, notwithstanding any other provision in this Plan, no payment or Distribution shall be made on account of or with respect to any Claim to the extent it is a Disputed Claim, unless and until the Disputed Claim becomes an Allowed Claim. No partial distributions will be made while an objection is pending to part or all of a Claim or Interest.

J.          Disputed Distributions.

If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trust may, in lieu of making such Distribution to such Holder, make such Distribution (or any amount estimated pursuant to Section 502(c) of the Bankruptcy Code) into the Disputed Claims Fund until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

K.         Estimation of Disputed Claims.

In order to effectuate Distributions pursuant to this Plan and avoid undue delay in the administration of the Debtors’ Estates, the Liquidating Trust shall have the right, at any time, to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the Holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code, irrespective of whether the Debtors, the Unsecured Creditors’ Committee or the Liquidating Trust has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. All of these objection and resolution procedures are cumulative and not necessarily exclusive of one another.

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L.           Compliance with Tax Requirements.

In connection with this Plan and the Distributions made in accordance thereto, to the extent applicable, the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Liquidating Trust shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

M.           Retain Books and Records.

The Liquidating Trustee shall retain and preserve all books and records of the Debtors and give notice to all parties on the Master Service List before destroying or abandoning such records.

ARTICLE XI

PROVISIONS TO INVOKE CRAMDOWN PROCEEDINGS IF NECESSARY

If all of the applicable requirements of Section 1129(a) of the Bankruptcy Code are met other than Paragraph 8 of said such section which requires that all Impaired Classes accept the Plan, the Debtors will then seek confirmation pursuant to Section 1129(b) of the Bankruptcy Code, which is commonly referred to as the “cram down” provision. For the purposes of seeking Confirmation under the cram down provision of the Bankruptcy Code, should that alternative means of Confirmation prove to be necessary, the Debtors reserve the right to modify or vary the terms of the Plan with regard to the Allowed Claims of any rejecting classes, so as to comply with the requirements of Section 1129(b).

ARTICLE XII

EFFECT OF CONFIRMATION

When approved and confirmed by the Bankruptcy Court, the Plan shall be binding on the Debtors, the Committees, all creditors, all parties in interest and their successors and assigns in accordance with Section 1141 of the Bankruptcy Code. Pursuant to and in accordance with Section 1141(d) of the Bankruptcy Code, the Debtors shall not be entitled to a discharge.

In addition, except as otherwise expressly provided in the Plan, all persons, entities and parties in interest who have held, hold or may hold Claims or Interests are permanently enjoined, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of such Claim against, or Interests in, the Debtors, the Debtors’ Estates or the Liquidating Trust; (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtors, the Debtors’ Estates, the Liquidating Trust; (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, the Debtors’ Estates, the Liquidating Trust or against the Assets or the Liquidating Trust Assets, property or interests in property of the Debtors, the Debtors’ Estates or the Liquidating Trust, with respect to any such Claims or Interests; and (iv) asserting any defense or right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors, the Debtors’ Estates, the Liquidating Trust Estate or against the Assets, the Liquidating Trust Assets, property or interests in property of the Debtors, the Debtors’ Estates or the Liquidating Trust, with respect to any such Claim or Interests.

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ARTICLE XIII

AMENDMENT AND MODIFICATION

The Debtors may alter, amend, or modify this Plan under Section 1127 of the Bankruptcy Code or as otherwise permitted at any time before the Confirmation Date. After the Confirmation Date and before the substantial consummation of this Plan, and in accordance with the provisions of Section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtors or Liquidating Trust, as applicable, may, so long as the treatment of Holders of Claims under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

ARTICLE XIV

REVOCATION

The Debtors reserve the right, at any time prior to the substantial consummation (as that term is defined in Section 1101(2) of the Bankruptcy Code) of this Plan, to revoke or withdraw this Plan. If this Plan is revoked or withdrawn or if the Confirmation Date does not occur, this Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims or interests by or against the Debtors or any other Person, constitute an admission of any fact or legal conclusion by the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

ARTICLE XV

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(a)          determine all controversies and disputes arising under or in connection with the Plan and the Debtors’ Estates, including but not limited to, all Litigation Claims.

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(b)          allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether filed before or after the Effective Date and whether or not contingent, disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Claim or Priority Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to this Plan, and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any objection to such Claim or Interest (to the extent permitted under applicable law);

(c)          grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for services provided on or before the Effective Date;

(d)          hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, filed or commenced after the Effective Date, including the proceedings with respect to the rights and Claims of the Liquidating Trustee to recover property under Sections 542, 543 or 553 of the Bankruptcy Code, or to bring any Litigation Claims, or otherwise to collect or recover on account of any Claim or Litigation Claim;

(e)          determine and resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which the Debtors or the Debtors’ Estates may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(f)          ensure that all payments due under this Plan and performance of the provisions of this Plan are accomplished as provided herein, and resolve any issues relating to Distributions to Holders of Allowed Claims and/or Allowed Interests pursuant to the provisions of this Plan;

(g)          construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with Section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of this Plan and all contracts, instruments, releases, indentures and other agreements or documents that are part of the Liquidating Trust;

(h)          determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of this Plan (and all Exhibits to this Plan) or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by this Plan or the Confirmation Order, or any Person's rights arising under or obligations incurred in connection therewith;

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(i)          consider any modification of the Plan under Section 1127 of the Bankruptcy Code;

(j)          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of this Plan or the Confirmation Order;

(k)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(l)          determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in this Plan;

(m)         hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

(n)          continue to enforce the automatic stay through the date of the final Distribution hereunder;

(o)          hear and determine: (i) disputes arising in connection with the interpretation, implementation or enforcement of this Plan and the Confirmation Order; or (ii) issues presented or arising under this Plan and Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with this Plan or the Confirmation Order;

(p)          shorten or extend, for cause, the time fixed for performance of any act or thing under this Plan or the Confirmation Order, on notice or ex-parte, as the Bankruptcy Court shall determine to be appropriate;

(q)          enter any order, including injunctions, necessary to enforce the title, rights and powers of the Liquidating Trust, the Liquidating Trustee and/or the Oversight Committee, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

(r)          review any action taken or not taken by the Liquidating Trustee and/or the Oversight Committee and to appoint a successor Liquidating Trustee, if necessary;

(s)          adjudicate any settlements pursuant to Bankruptcy Rule 9019, if required under this Plan or the Confirmation Order and all other matters contained herein;

(t)          enter a Final Decree closing the Chapter 11 Cases or converting the cases to a chapter 7 case; and

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(u)          enter any orders necessary to effectuate the Confirmation Order and the Plan.

Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to this Plan, the Confirmation Order or the Liquidating Trust, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Notice of Effective Date. Within five (5) business days after the Effective Date, the Debtors or the Liquidating Trustee shall file a notice (the “Effective Date Notice”) with the Bankruptcy Court designating the Effective Date.

Substantial Consummation of Plan. For purposes of any future analysis regarding, inter alia, appellate issues, modification of Plan, administration of the Plan and jurisdiction of the Bankruptcy Court, this Plan shall be deemed substantially consummated upon the completion of the initial Distribution required under the Plan.

Confirmation Order Controls. To the extent the Disclosure Statement or any agreement entered into between or among the Debtors, the Liquidating Trust, the Liquidating Trustee or any third party, is inconsistent with the Plan, the Plan shall control. To the extent that the Plan, the Disclosure Statement or any agreement entered into between or among the Debtors, the Liquidating Trust, the Liquidating Trustee or any third party, is inconsistent with the Confirmation Order, the Confirmation Order shall control.

Headings. The headings of the Articles, paragraphs and subparagraphs herein are inserted for convenience only and shall not affect the interpretation of the Plan.

Successors and Assigns. This Plan and all of the provisions thereof shall be binding upon and inure to the benefit of the Debtors’ Estates, the Liquidating Trust, the Liquidating Trustee, the Oversight Committee and all creditors and interested parties and their respective heirs, executors, administrators, successors and assigns.

Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid.

Exemption from Taxes. Pursuant to Section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, or similar tax.

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Binding Effect of Plan. The provisions of this Plan and the Confirmation Order shall be binding upon and inure to the benefit of the Debtors, the Committees, the Debtors’ Estates, any Holder of any Claim or Interest treated herein, any party in interests or any Person named or referred to in this Plan, and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agent, officers and directors, and, as to the binding effect, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by this Plan or Confirmation Order, provided however, that any and all Final Orders entered by the Court during these Chapter 11 Cases, including but not limited to the Cash Collateral Orders and the Sale Orders, shall survive confirmation and remain enforceable in accordance with their terms.

Final Order. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors or, after the Effective Date, the Liquidating Trust upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Business Days. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Severability of Plan Provisions. If prior to Confirmation any term or provision of this Plan that does not govern on appeal the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Governing Law. EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES OR OTHER FEDERAL LAWS ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THIS PLAN, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THIS PLAN AND ALL RIGHTS AND OBLIGATIONS ARISING UNDER THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA OR THE UNITED STATES OF AMERICA.

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Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors shall issue, execute, deliver, and file with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of this Plan, including by making such supplemental disclosures or notices as any proponent deems useful.

Time. Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Saturday, Sunday or Legal Holiday. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

No Attorneys’ Fees. No attorneys’ fees will be paid by the Debtors with respect to any Claim or Interest, except as expressly specified herein or allowed by a Final Order of the Bankruptcy Court.

Preservation of Rights of Setoff. The Debtors or the Liquidating Trust may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors’ Estates may have against the Holder of such Claims; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidating Trust of any such claim that the Debtors’ Estates or the Liquidating Trust may have against such Holder.

Defenses with Respect to Unimpaired Claims. Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors with respect to any unimpaired Claim, including all rights in respect of legal and equitable defenses to setoffs or recoupments against unimpaired Claims.

No Injunctive Relief. No Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief.

Duties of Regulatory Agencies. Nothing in the Disclosure Statement or in the Plan shall be construed to preclude a regulatory agency, such as the Securities and Exchange Commission or the Internal Revenue Service, from fulfilling its statutory duties. Nothing in the Plan, Disclosure Statement or Confirmation Order shall (i) discharge or release any person or entity from any right, claim, cause of action, power or interest held or assertable by the Securities and Exchange Commission, or (ii) enjoin, impair or delay the Securities and Exchange Commission from commencing or continuing any investigation, claim, cause of action or proceeding against any person or entity in any forum.

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No Admissions. Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest.

Entire Agreement. This Plan sets forth the entire agreement and undertakings relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtors shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

ARTICLE XVII

CONCLUSION

The aforesaid provisions shall constitute the Debtors’ Amended Joint Plan of Liquidation. This Plan, when approved and confirmed by the Bankruptcy Court, shall be deemed binding on the Debtors, the Committees and all creditors and all parties in interest and their successors and assigns in accordance with Section 1141 of the Bankruptcy Code.

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Respectfully submitted this 16th day of October, 2012.

SMF ENERGY CORPORATION

H&W PETROLEUM COMPANY, INC.

SMF SERVICES, INC.

STREICHER REALTY, INC.

By:	/s/ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer

GENOVESE JOBLOVE & BATTISTA, P.A.

By:	/s/ Paul J. Battista
Paul J. Battista, Esq.
Fla. Bar No. 884162
Mariaelena Gayo-Guitian, Esq.
Fla. Bar No. 0813818
Heather L. Harmon, Esq.
Fla. Bar No. 013192
100 S.E. 2nd Street, 44th Floor
Miami, FL 33131
Tel. (305) 349-2300
Fax. (305) 349-2310

Attorneys for the Debtors and Debtors-in-Possession

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EXHIBIT A

Liquidating Trust Agreement

(To Be Provided)

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